SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                             AQUA CARE SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)



                             AQUA CARE SYSTEMS, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             AQUA CARE SYSTEMS, INC.
                             11820 N.W. 37TH STREET
                             CORAL SPRINGS, FL 33065

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 12, 1997


TO THE STOCKHOLDERS OF AQUA CARE SYSTEMS, INC.


         Notice is hereby given that the Annual Meeting of Stockholders of Aqua Care Systems, Inc. (the "Company") will be held in the Grand Salon Room of the Embassy Suites Hotel, 1100 S.E. 17th Street Causeway, Ft. Lauderdale, Florida 33319, on Friday, September 12, 1997, at 10:00 a.m., E.D.T., for the following purposes:

                  1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

                  2. To approve a proposal for a four to one reverse common stock split.

                  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 15, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         IF YOU CANNOT ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT OF ITSELF SERVE TO REVOKE YOUR PROXY.






Coral Springs, Florida                               NORMAN J. HOSKIN
August 15, 1997                                      Secretary

                             AQUA CARE SYSTEMS, INC.
                             11820 N.W. 37TH STREET
                             CORAL SPRINGS, FL 33065
                                 (954) 796-3338

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 1997


         This Proxy Statement and the accompanying Proxy Card are furnished to the holders of common stock, par value $.001 per share, of Aqua Care Systems, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders, (the "Annual Meeting"), to be held at 10:00 a.m. on Friday, September 12, 1997, at the Grand Salon Room of the Embassy Suites Hotel, 1100 S.E. 17th Street Causeway, Ft. Lauderdale, FL 33319, or any adjournment thereof. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

         Proxy materials will be mailed to stockholders of the Company on or about August 15, 1997. Solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of common stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

         The purposes of the Annual Meeting of Stockholders are (a) to elect a Board of Directors to serve until the next Annual Meeting of Stockholders and
(b) to approve a proposal for a four to one reverse common stock split. The Company is not aware at this time of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors.

         As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock of the Company held by him at the close of business on August 15, 1997, (the "Record Date"). The holders of a majority of the shares of common stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining a the presence of a quorum. On the Record Date there were 11,745,586 shares of common stock outstanding.

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

         The Board of Directors currently consists of three directors and one vacancy. Directors are elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified until their earlier death, resignation or removal. All of the nominees named below, except David K. Lucas, has served as a director since the last annual meeting. The affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required for the election of each director. In the event any of the nominees shall be unable to serve as a director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

                  William K. Mackey, age 46, has served as a director of the Company since July 1993. Mr. Mackey was elected Chairman of the Board, President and Chief Executive Officer and Treasurer of the Company in May 1995. From 1993 to May 1995, he was an entrepreneur and investor in and a consultant to several public and private companies. From August 1989 to May 1993, Mr. Mackey served as a director of Infonow Corporation, a publicly-held software distribution company. From March 1991 to November 1992, Mr. Mackey served as President and a director of Docucon, Incorporated, a publicly-held company engaged in the document conversion business. From December 1988 to March 1991, Mr. Mackey served as President of Avondale Specialty Products, an ink manufacturer.

                  Norman J. Hoskin, age 62, currently serves as the Secretary and has served as a director of the Company since June 1995. He has acted as Chairman of Atlantic Capital Group, a venture capital company based in Boca Raton, Florida, since 1989. Mr. Hoskin previously served as Senior Vice President of Rentar Industries, a large transportation, warehousing and banking conglomerate and currently sits on the Boards of Directors of Consolidated Technologies, Trinitech Systems, JHS Group, Expandez Canada International Ltd./Shanghai, P.R.C. and JF Hotels of Florida.

                  James P. Cefaratti, age 53, has been a director of the Company since January 1992. From June 1995 to December 1996, Mr. Cefaratti was President of Globalvision, Inc., a provider of laser radial keratotomy. From July 1993 until June 1995, he was a private investor. He served as President, CEO and director of Home Intensive Care, Inc., a home infusion and dialysis company, from December 1989 to June 1993. From May 1989 to December 1989, he served as Senior Executive Vice President of Home Intensive Care, Inc.

                  David K. Lucas, age 57, has performed sales and marketing consulting for various entities within the water filtration and waste water treatment industries since 1988. From 1982 to 1988, Mr. Lucas served as the Vice President of Sales and Marketing of JWI, Inc. a filter press equipment manufacturing company. He was employed in the capacity of Corporate Marketing Manager of Parkson Corporation, a manufacturer of water pollution control capital equipment products from 1973 to 1981. Lucas has also occupied various positions in sales management and application engineering with Autotrol Corporation and Allis-Chalmers from 1968 through 1973. Mr. Lucas earned Bachelors of Science degrees in Naval Architecture and Mechanical Engineering from the University of Michigan.

DIRECTOR COMPENSATION

         Each director of the Company is currently remunerated at the rate of $2,000 per meeting attended in person and $500 per meeting attended telephonically. In addition, each director is granted options under the terms of the 1994 Outside Directors' Stock Option Plan, (the "Plan"), to purchase 10,000 shares of common stock on the last business day of the year preceding the first Board of Directors meeting of each new calendar year at the then current bid price, subsequent to serving one full calendar year as a director. Such options are exercisable over the subsequent ten years and fully vest over a one-year period from the date of grant. During 1996, options to purchase 40,000 shares of common stock were granted to directors at an exercise price of $0.44 per share. As of December 31, 1996 options to purchase 345,000 shares at exercise prices ranging from $0.44 to $5.00 per share were outstanding.

MANAGEMENT MATTERS

         There are no arrangements or understandings known to the Company between any of the directors, nominees for director or the executive officer of the Company and any other person pursuant to which any such person was elected as a director or an executive officer, except the Employment Agreements between the Company and William K. Mackey, described under "Executive Compensation and Other Information -- Employment Agreements" in this Proxy Statement. There are no family relationships between any directors, nominees for director or the executive officer of the Company. The Board of Directors of the Corporation held a total of four meetings during 1996. All directors attended in excess of 75% of such meetings.

         The Board of Directors of the Company has standing audit, nominating and compensation committees. The Audit Committee of the Board is responsible for reviewing all reports from the Company's auditors and monitoring internal controls. The Audit Committee consisted of Messrs. Hoskin, Cefaratti and Silvia during 1996 and held one meeting during 1996. All members attended such meeting. The Nominating Committee, which nominates the persons the Company puts forward each year to be elected to act as directors of the Company, consisted of Messrs. Mackey and Hoskin during 1996. The Nominating Committee met twice during 1996. Both members attended both meetings. The Nominating Committee has not established any procedure for the consideration of nominees recommended by security holders, however, any such nominations made by a stockholder in accordance with the Certificate of Incorporation and Bylaws of the Company and applicable law, would be considered by the Company. The Compensation Committee, which consisted of Messrs. Hoskin, Cefaratti and Silvia during 1996, is responsible for reviewing and making recommendations with respect to the Company's compensation program. The Compensation Committee held one meeting during 1996. All members attended such meeting.

COMPLIANCE WITH SECTION 16(A) OF THE
   SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than 10% of the Company's common stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that all of its officers, directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during 1996.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE
  ELECTION OF ALL THE NOMINEES.

         The four nominees receiving the greatest number of affirmative votes of the shares of common stock represented at the Annual Meeting will be elected as directors. Stockholders are not entitled to cumulate their votes for the election of directors. Proxies received by the Board of Directors will be so voted in favor of all nominees above, unless stockholders specify a contrary choice in their proxies.

              PROPOSAL FOR A FOUR TO ONE REVERSE COMMON STOCK SPLIT

         The Board of Directors has adopted a proposal declaring advisable an amendment to the Certificate of Incorporation of the Company to effect a four to one reverse common stock split of all of the authorized and outstanding common stock of the Company. The approval of the aforementioned proposal, and the filing of the Amendment as described therein, will reduce the number of outstanding shares of common stock of the Company as of the Record Date from 11,745,586 to approximately 2,936,397. As the amendment will effect a reduction in the number of shares of common stock outstanding without a commensurate increase in the par value of the common stock, it will result in a reduction in the Company's stated capital. The filing of the amendment and the consummation of the reverse stock split will not alter the number of currently authorized shares of the Company's capital stock which will remain 35,000,000, consisting of 30,000,000 shares of common stock and 5,000,000 shares of preferred stock.

         Except for changes resulting from the reverse stock split, the rights and privileges of holders of shares of common stock will remain the same, both before and after the proposed reverse stock split.

         The reverse stock split will not cause any material change in the proportionate interests in the Company of individual stockholders. It is expected that if the shareholders authorize the amendment, the filing of a Certificate of Amendment, (the "Reverse Stock Split Amendment"), will occur as soon as practical after the date of the Annual Meeting. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the proposed reverse stock split. New stock certificates reflecting the number of shares resulting from the stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide shareholders with instructions as to how to exchange their certificates and encourage them to do so. After the Effective Date stockholders should tender old certificates for exchange to American Stock Transfer and Trust Company, 40 Wall Street, New York, N.Y. 10005, (the "Transfer Agent"). No fractional shares will be issued in connection with the reverse stock split. Fractional shares will be paid in cash at such time as Certificates are submitted for exchange to the Transfer Agent. The price payable for fractional shares shall be equal to the product of the fractional shares and the closing price of one share of existing common stock as reported on the NASDAQ small cap market on the Effective Date of the reverse stock split. The funds required to purchase fractional shares will be paid from working capital of the Company. The Company's stockholders list indicates that a portion of the existing common stock is registered in the names of clearing agencies and broker nominees. It is therefore not possible to predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material. The Company does not anticipate that as a result of the reverse stock split the number of holders of common stock will change significantly.

         The Company currently has outstanding warrants to purchase 8,074,791 shares of common stock. In addition, there are stock options outstanding under the Company's employee incentive plan, to purchase approximately 1,412,082 shares of common stock. After approval of the proposed reverse stock split, the number of shares of common stock to be issued upon exercise of the warrants and options will be reduced to one quarter of the previous amount.

REASONS FOR THE REVERSE STOCK SPLIT

         The Company's common stock is currently listed for trading on the NASDAQ Small Cap Market. Currently, the continued listing criteria for the NASDAQ Small Cap Market requires the maintenance of a $1.00 minimum bid price, or as an alternative, a market value of the publicly held shares of $1,000,000 and capital and surplus of $2,000,000. The Company's common stock does not satisfy the minimum bid price of $1.00 per share requirement. Accordingly, the Company relies on the alternative requirement to continue its listing on the NASDAQ Small Cap Market.

         On November 6, 1996, the Board of Directors of the Nasdaq Stock Market, Inc., which operates the NASDAQ Small Cap Market, proposed a change to the listing criteria for the NASDAQ Small Cap Market. The proposed change would remove the alternative to the minimum bid price of $1.00 per share. Although the change has not been adopted to date, if the proposed change is adopted, the Company's common stock could be removed from listing on the NASDAQ Small Cap Market. If the Company's common stock is removed from listing on the NASDAQ Small Cap Market, price information will be available on the National Association of Securities Dealers, Inc. OTC Bullet in Board. However, such information is not as widely available as NASDAQ Small Cap Market information in newspapers and other publications and this situation could have an adverse effect on the Company's stock price.

         In an effort to avoid such action, the Company's Board of Directors proposed the Reverse Stock Split in an attempt to increase the minimum bid price of the common stock. The Reverse Stock Split will decrease the number of shares of common stock outstanding, without causing a material change in the proportionate economic interest in the Company of individual shareholders. Consequently, the Board of Directors anticipates the trading price of the common stock following the Reverse Stock Split will be greater than the current trading price. However, there can be no assurance that the market price of the common stock will increase in proportion to the reduction in the number of shares outstanding after the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the post-split common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

1. The proposed reverse stock split will qualify as a recapitalization described in Section 368(a)(i)(E) of the Code.

2. No gain or loss will be recognized by the Company in connection with the proposed reverse stock split.

3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of common stock solely for shares of post-split common stock. However, a stockholder who receives cash in lieu of fractional shares will recognize a capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

4. The aggregate basis of the shares of post-split common stock to be received in the proposed reverse stock split will be the same as the aggregate basis of the shares of common stock surrendered in exchange therefor.

5. The holding period of the shares of post-split common stock to be received in the proposed reverse stock split will include the holding period of the shares of common stock surrendered in exchange therefor.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

BOARD OF DIRECTORS RESERVATION OF RIGHTS

         The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reserve Stock Split Amendment, if at any time prior to filing such Reverse Stock Split Amendment with the State of Delaware, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its shareholders. In addition, the Board of Directors reserves the rights to delay of the Reverse Stock Split Amendment for up to twelve months following shareholder approval thereof at the Annual meeting. However, at the present time, the Board of Directors intends to proceed with the Reserve Stock Split Amendment as presented herein without delay.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING
  FOUR TO ONE REVERSE STOCK SPLIT.

SHAREHOLDER VOTE REQUIRED

         An affirmative vote of the holders of a majority of the outstanding common stock entitled to vote at the Annual Meeting is required to adopt the above noted proposal. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of such proposal to effect a four to one reverse stock split unless otherwise indicated thereon.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information for the years ended December 31, 1996, 1995 and 1994, representing compensation earned by the Chief Executive Officer of the Company through the end of the fiscal year 1996 (the "Named Executive"), in all capacities in which he served.

                                                                                                          LONG-TERM
                                                      ANNUAL COMPENSATIONS                               COMPENSATION
                                          ----------------------------------------------------          ---------------
     NAME AND PRINCIPAL                                                           OTHER ANNUAL             NUMBER OF
          POSITIONS                       YEAR        SALARY          BONUS       COMPENSATION          OPTIONS GRANTED
    -------------------                   ----        ------          -----       ------------          ---------------
William K. Mackey(1)                      1996      $  147,250           --           $7,200(2)              50,000
  Chairman of the Board, President        1995      $   81,673           --         $107,379(3)             310,000
  Chief Executive Officer and Treasurer   1994              --           --                --                    --

STOCK OPTION GRANTS IN 1996

                   The following table contains information concerning the grant of stock options to the Named Executive in 1996:

                                                             INDIVIDUAL GRANTS
                        -----------------------------------------------------------------------------------------------
                                                            % OF TOTAL OPTIONS
                           NUMBER OF SECURITIES            GRANTED TO EMPLOYEES         EXERCISE PRICE       EXPIRATION
         NAME           UNDERLYING OPTIONS GRANTED            IN FISCAL YEAR               PER SHARE            DATE
         ----           --------------------------       ------------------------      -----------------     ----------
William K. Mackey(1)               50,000                          14.5%                       $0.41(4)     July 27, 2006

STOCK OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

         The following table provides information with respect to options exercised by the Named Executive during 1996 and the number and value of securities underlying unexercised options held by the Named Executive at December 31, 1996:

                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                          SHARES                              AT DECEMBER 31, 1996             AT DECEMBER 31, 1996
                         ACQUIRED          VALUE          ----------------------------    -------------------------
         NAME           ON EXERCISE       REALIZED        EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
         ----           -----------       --------        -----------     -------------   -----------     -------------
William K. Mackey(1)       --               --              285,000          175,000           --               --

--------------------

(1) Mr. Mackey was elected by the Board of Directors in May 1995.
(2) Represents a monthly auto expense allowance of $600 for the fiscal years ended 1996, 1995 and 1994.
(3) Represents finders fees paid to Mr. Mackey by the Company during fiscal year 1995 in connection with a series of offshore private placements undertaken by the Company. All of these fees were paid to Mr. Mackey prior to him becoming Chief Executive Officer of the Company in May 1995.
(4) In January 1997, based upon the approval of the Board of Directors, the Company repriced all granted and outstanding options to purchase common stock issued pursuant to the 1991 Performance Equity Plan at $0.41 per share, the market price per share of the Company's common stock on such date.

EMPLOYMENT AGREEMENTS

         On September 8, 1995, the Company entered into a five-year employment agreement with William K. Mackey, Chairman of the Board, President and Chief Executive Officer. The Agreement provides that Mr. Mackey will receive an annual base salary of $155,000, plus a bonus, if any, as determined by the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Mackey was granted options to purchase 50,000 and 250,000 shares of the Company's common stock at exercise prices of $3.00 and $1.25 per share, the market prices on the respective grant dates. Such options vest over a six-month and two-year period and have a term of ten years from the date of grant. The employment agreement entitles Mr. Mackey to terminate the agreement in the event of a change of control of the Company and receive severance payments equal to the greater of the base salary due for the remaining term of the employment agreement or an amount equal to three times his base salary then in effect, plus bonus. If Mr. Mackey is terminated without cause, he is entitled to receive a severance payment equal to the greater of the remaining base salary payments due for the remaining term of the employment agreement or one year's base salary. If Mr. Mackey terminates the employment agreement because of a material default by the Company, he is entitled to receive a severance payment equal to the greater of the base salary payments due under the remaining term of the employment agreement or three times the sum of the base salary then in effect and his last bonus. The above-described employment agreement contains certain non-disclosure and non-compete provisions.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information as to the number of shares of common stock beneficially owned as of August 15, 1997, by (i) each person who is believed by the Company to be a beneficial owner of more than 5% of the outstanding common stock of the Company; (ii) each director of the Company;
(iii) the Named Executive; (iv) each nominee for director; and (v) all directors and executive officers of the Company as a group. Beneficial ownership has been determined in accordance with the rules promulgated under Section 13(d) of the Securities and Exchange Act of 1934. All shares of common stock are owned both of record and beneficially unless otherwise indicated.

                                                            PERCENTAGE
NAME AND ADDRESS                     NUMBER OF SHARES           OF
OF BENEFICIAL OWNER(1)                    OWNED            COMMON STOCK
----------------------               ----------------      ------------
William K. Mackey (2)                     311,000               2.6%

Norman J. Hoskin (3)                       46,000                  *

James P. Cefaratti (4)                     65,000                  *

Directors and executive officers
    as a group (three persons)            422,000               3.5%

(*) Less than 1%

(1) The address for all of these persons is c/o the Company, 11820 N.W. 37th Street, Coral Springs, FL 33065.

(2) Includes options to purchase 260,000 shares of common stock granted by the Company and additional options to purchase an aggregate of 50,000 shares of common stock granted by Kinder Investments, L.P. and Peter N. Christos which are presently exercisable.

(3) Includes options to purchase 45,000 shares of common stock which are presently exercisable.

(4) Includes options to purchase 65,000 shares of common stock which are presently exercisable.

ESCROW SHARES AND ESCROW OPTIONS

         In connection with the Company's initial public offering, substantially all of the common stockholders and option holders of the Company at the date of the offering, agreed to place into escrow 50% of their shares of common stock and 50% of their options to purchase common stock equalling 975,000 shares of common stock (the "Escrow Shares") and options to purchase 116,250 shares of common stock (the "Escrow Options"). Shares issued upon exercise of the Escrow Options will be held in escrow as Escrow Shares. Such stockholders (and option holders to the extent they have exercised such options) may continue to vote the Escrow Shares; however, the Escrow Shares and Escrow Options are not assignable or transferable.

All of the Escrow Shares and the Escrow Options will be released in the event that:

         (a) The Minimum Pretax Income amounts to at least $6,300,000 for the fiscal year ending December 31, 1997, provided that if additional shares are issued, Minimum Pretax Income shall be increased proportionately; or

         (b) The closing price of the Company's common stock for any 20 consecutive trading days shall average in excess of $30.00 during the period commencing January 1, 1997 and ending December 31, 1997.

         Any money, securities, rights or property distributed in respect of the Escrow Shares or Escrow Options, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until the release, if any, of the Escrow Shares and Escrow Options.

         The Minimum Pretax Income shall be calculated exclusive of any extraordinary earnings and charges to income resulting from the release of the Escrow Shares or Escrow Options. For purposes of calculating Minimum Pretax Income, if additional shares of common stock are issued, then the foregoing Minimum Pretax Income levels for any year would increase proportionately.

         Based on a position taken by the Securities and Exchange Commission staff, the Company expects that the release of the Escrow Shares and Escrow Options will be deemed compensatory and, accordingly, will result in substantial charges to earnings equal to the fair market value of the Escrow Shares as of the date on which they are released. Such charges could substantially increase the loss or reduce or eliminate the Company's net income, if any, for financial reporting purposes for the periods in which the Escrow Shares or Escrow Options are released or are probable of being released. If none of the foregoing earnings or market price levels are attained by December 31, 1997, the Escrow Shares and Escrow Options, as well as any dividends or other distributions made with respect thereto, will be contributed to the capital of the Company and all Escrow Options shall be cancelled without consideration to the holders thereof.

PROPOSALS BY STOCKHOLDERS

         Any proposals by stockholders of the Company intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 31, 1997.


                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         BDO Seidman was engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1996 and it is expected that such firm will serve in that capacity for the 1997 fiscal year. Management expects that a representative of BDO Seidman will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

                                  OTHER MATTERS


         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO NORMAN J. HOSKIN, SECRETARY, SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF AUGUST 15, 1997, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

         Please SIGN and RETURN the enclosed Proxy promptly.




                                    By Order of the Board of Directors:

August 15, 1997                     NORMAN J. HOSKIN
                                    Secretary

PROXY

                             AQUA CARE SYSTEMS, INC.

              ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 12, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints WILLIAM K. MACKEY and NORMAN J. HOSKIN, and each of them, with several powers of substitution, proxies to vote the shares of common stock, par value $.001 per share, of Aqua Care Systems, Inc. which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Aqua Care Systems, Inc. to be held in the Grand Salon Room of the Embassy Suites, 1100 S.E. 17th Street Causeway, Ft. Lauderdale, Florida 33319, on Friday, September 12, 1997, at 10:00 a.m., E.D.T., and any adjournment thereof:


    1. Election of Directors



  [ ] FOR all nominees listed below (except  [ ] WITHHOLD AUTHORITY to vote
      as marked to the contrary below)           for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

           William K. Mackey                         James P. Cefaratti
           Norman J. Hoskin                          David K. Lucas


                   (Continued and to be signed on other side)
-------------------------------------------------------------------------------
                           (Continued from other side)

    2. Approval of a proposal for a four to one reverse common stock split.



           [ ] FOR        [ ] AGAINST          [ ] ABSTAIN


    3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.


         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ABOVE. Any stockholder who wishes to withhold the discretionary authority referred to in Item 3 above should mark a line through the entire Item.

DATED _______________, 1997       ___________________________________________
                                  Signature(s)

                                  ___________________________________________
                                  (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)



         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                        ENVELOPE. NO POSTAGE IS REQUIRED.